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                            [Ernst & Young Letterhead]


                         Consent of Independent Auditors



We consent to the reference to our firm under the captions "Financial Statements" in the Prospectus and "Experts" in Part B and to the use of our reports dated March 10, 2000 with respect to the financial statements of Farm Bureau Life Annuity Account and February 14, 2000 with respect to the financial statements and schedules of Farm Bureau Life Insurance Company, in Post-Effective Amendment No. 8 to the Registration Statement (Form N-4
No. 33-67538) and related Prospectus of Farm Bureau Life Annuity Account dated May 1, 2000.


                                           Ernst & Young LLP


Des Moines, Iowa
April 24, 2000